     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 1999
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         AMERICAN STONE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                      13-3704099
-------------------------------              -----------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                8705 Quarry Road
                                  P.O. Box 261
                               Amherst, Ohio 44001
          (Address of Principal Executive Offices, including Zip Code)
                               _________________

  AMERICAN STONE INDUSTRIES, INC. 1998          AMERICAN STONE INDUSTRIES, INC.
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN       1998 MANAGEMENT STOCK OPTION PLAN

                            (Full Title of the Plans)
                               __________________

                                  David Tyrrell
                      President and Chief Executive Officer
                         American Stone Industries, Inc.
                                8705 Quarry Road
                                  P.O. Box 261
                               Amherst, Ohio 44001
                     (Name and Address of Agent for Service)

                                 (440) 986-4501
         (Telephone Number, including Area Code, of Agent for Service)
                               __________________


                         CALCULATION OF REGISTRATION FEE

 ===========================================================================================================================
                                                       Proposed
                                                        Maximum          Proposed Maximum
    Title of Securities to be       Amount to be    Offering Price      Aggregate Offering
           Registered                Registered      Per Share (1)          Price (1)           Amount of Registration Fee
 -------------------------------- ----------------- ---------------- ------------------------- -----------------------------
 Common Stock, $.001 par value
 per share, issuable upon
 exercise of options                600,000 (2)         $6.625              $3,975,000                  $1,106.00

 ===========================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Stock of American Stone Industries, Inc. reported on the Nasdaq Bulletin Board on March 18, 1999, within five business days prior to filing.
(2) Of the 600,000 shares of Common Stock being registered, 300,000 shares are issuable upon exercise of options to be granted pursuant to the American Stone Industries, Inc. 1998 Non-Employee Director Stock Option Plan and 300,000 shares are issuable upon exercise of options to be granted pursuant to the American Stone Industries, Inc. 1998 Management Stock Option Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by American Stone Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (i) The Company's Annual Report Form 10-KSB for the fiscal year ended December 31, 1997, as amended on April 30, 1998;

         (ii) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and

         (iii) The description of the Company's Common Stock, $.001 par value, contained in the Registration Statement on Form 10-SB filed with the Commission on April 11, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of registering such securities thereunder, as amended on April 17, 1997 and July 30, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law ("DGCL") empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person was a Director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation at the request of the Company. In addition, the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Article TENTH of the Company's Certificate of Incorporation, as amended (the "Certificate"), provides that the Company shall indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

         Article EIGHTH of the Certificate provides that no Director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that such Article EIGHTH shall not eliminate or limit the liability of a Director: (i) for breach of the Director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock purchases or redemption by the Company or (iv) for any transaction from which such Director derived an improper personal benefit.

         Section 5.1 of the Company's Bylaws (the "Bylaws") provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a Director or officer of the Company, or who is or was serving at the request of the Company as a Director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, decrees, fines penalties and amounts incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 5.2 of the Bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person is or was a Director or officer of the Company, or who is or was serving at the request of the Company as a Director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 5.3 of the Bylaws provides that to the extent a Director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                          (iii) To include any additional or changed material
                  information on the plan of distribution;

         Small business issuers do not need to give the statements in paragraphs
         (a)(1)(i) and (a)(1)(ii) if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

                  (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 23rd day of March, 1999.


                                     AMERICAN STONE INDUSTRIES, INC.



                                     By: /s/ David Tyrrell
                                         -------------------------------------
                                         David Tyrrell
                                         President and Chief Executive Officer


         Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 23, 1999.


                              SIGNATURES AND TITLES


 /s/ David Tyrrell                               /s/ Jacquita K. Hauserman
-----------------------------------------    ----------------------------------
 David Tyrrell                                   Jacquita K. Hauserman
 President and Chief Executive Officer           Director
     (Principal Executive Officer)


 /s/ Enzo Costantino                             /s/ Michael J. Meier
-----------------------------------------    ----------------------------------
 Enzo Costantino                                 Michael J. Meier
 Treasurer and Chief Financial Officer           Secretary and Director
     (Principal Financial and Accounting
     Officer)


 /s/ Thomas H. Roulston II                       /s/ Timothy I. Panzica
-----------------------------------------    ----------------------------------
 Thomas H. Roulston II                           Timothy I. Panzica
 Chairman of the Board                           Director


 /s/ Glen Gasparini                              /s/ Louis Stokes
-----------------------------------------    ----------------------------------
 Glen Gasparini                                  Louis Stokes
 Director                                        Director

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                              EXHIBIT DESCRIPTION
    ------                              -------------------

      4.1 Certificate of Incorporation of Viva Designs U.S.A., Inc., dated November 13, 1992 (A)

      4.2 Certificate of Amendment of the Certificate of Incorporation of Viva Designs U.S.A., Inc., dated March 9, 1993 (A)

      4.3 Certificate of Amendment of the Certificate of Incorporation of Viva Designs U.S.A., Inc., dated December 14, 1993 (A)

      4.4 Certificate of Amendment of the Certificate of Incorporation of Viva Designs U.S.A., Inc., dated May 31, 1994 (A)

      4.5 Certificate of Amendment of the Certificate of Incorporation of Viva Designs U.S.A., Inc., dated August, 1995 (A)

      4.6 Certificate of Amendment of the Certificate of Incorporation of American Stone Industries, Inc., dated June 24, 1998 (B)

      4.7        Bylaws of American Stone Industries, Inc. (A)

      4.8        American Stone Industries, Inc. 1998 Management Stock Option
                 Plan (B)

      4.9 American Stone Industries, Inc. 1998 Non-Employee Director Stock Option Plan (B)

      5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered

     23.1        Consent of Hobe & Lucas

     23.2        Consent of Calfee, Halter & Griswold LLP (included in Exhibit
                 5.1)

---------------------

(A) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form 10-SB, as amended.

(B) Incorporated herein by reference to the appropriate exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1998.


                                    E-1